                                                                   EXHIBIT 10.31

                      FIRST AMENDMENT TO SUBLEASE AGREEMENT

      This First Amendment (the "Amendment") is dated for reference purposes March 30, 2001, and amends that certain Sublease Agreement dated July 24, 2000 (the "Sublease") made by and between F5 Networks, Inc., a Washington corporation, as Sublandlord, and NeoRx Corporation, Inc., a Washington corporation, as Subtenant. The proper nouns used in this Amendment that are not otherwise defined shall have the meaning given to those same terms in the Sublease.

                                    RECITALS

      Provided Sublandlord is successful in completing a sublease of the recaptured space, Sublandlord and Subtenant wish to amend the Sublease to reduce the area of the Subleased Premises from 28,854 rentable square feet to 14,666 rentable square feet and adjust the rent, all is more particularly described below.

      NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency for which is hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows.

                                    AGREEMENT

      1.    SUBLEASED PREMISES.

      On the Effective Date, Sublandlord shall recapture 14,188 rentable square feet of the Subleased Premises identified as the "Recapture Space" on the outline attached as Exhibit A, and the Sublease will be amended to provide that the Subleased Premises shall be the area shown on the attached Exhibit A as the "Reduced Subleased Premises" comprised of an agreed area of 14,666 rentable square feet. Provided, however, Sublandlord and its potential subtenants shall have the right to enter the Recapture Space prior to the Effective Date to conduct inspections and to begin the planning and design process for alterations contemplated for the space.

      2.    DELIVERY OF THE RECAPTURE SPACE.

      On or before the Effective Date, Subtenant shall deliver the Recapture Space to Sublandlord in a neat and clean condition, with all of Subtenant's trade fixtures, furniture, equipment, improvements and alterations removed and all damage caused by such removal repaired.

      3.    BASE RENT AND OPERATING EXPENSES.

            3.1   BASE RENT.

            On the Effective Date or any earlier date from which Sublandlord has been credited rent by its proposed subtenant (currently contemplated to be April 6, 2001) (the "Rent Reduction Date"), the Base Rent shall be as follows to reflect the reduction in the area of the Subleased Premises and to compensate Sublandlord for the reduced rent received under the new sublease of the Recapture Space:

TIME PERIOD                  MONTHLY BASE RENT        ANNUAL BASE RENT/RSS/YR
-----------                  -----------------        -----------------------
Rent Reduction Date to          $41,434.17                    $33.90
October 31, 2001
November 1, 2001 to             $43,838.67                    $35.87
October 31, 2001
November 1, 2002 to             $46,243.17                    $37.84
October 31, 2003

            3.2   OPERATING EXPENSES.

            On and after the Rent Reduction Date, Subtenant's proportionate share of all Expenses, as defined in Section 4(c) of the Master Lease, shall be reduced to 13.32 percent to reflect the reduction in the area of the Sublease Premises.

      4.    SUBLEASE OF THE RECAPTURE SPACE.

      This Amendment is conditioned upon: (i) Sublandlord entering into a sublease for the Recapture Space on terms acceptable to Sublandlord; and (ii) Landlord consenting to that sublease. The date on which both of those conditions have been satisfied is the "Effective Date" hereunder. Either party may terminate this Amendment by written notice to the other if the Effective Date has not occurred on or before May 4, 2001.

      5.    SECURITY DEPOSIT.

      On the Effective Date, the security deposit referenced in paragraph 7 of the Sublease shall be reduced to $138,729.51 (the last 3 months rent). On the first business day after the Effective Date, Sublandlord shall return the balance of Subtentant's deposit, which is $99,315.99.

      6.    REAL ESTATE COMMISSION.

      On the first business day after the Effective Date, Subtenant shall pay $66,276 to satisfy commissions that are due to Washington Partners, Inc. and Colliers International for services rendered in relation to successfully completing this Amendment. It shall be paid in the following manner, a) $25,491 shall be paid to Washington Partners, and b) $40,785 shall be paid to F5 NETWORKS, INC. F5 Networks, Inc. shall be responsible to pay Colliers International.

      7.    TERMINATION FEE.

      In the event the Sublandlord exercises its right to cancel the Sublease prior to the Expiration Date (October 31, 2003), Sublandlord shall pay a termination fee to Subtenant based on the following formula. The base Principle Amount for the calculation of the Termination Fee shall be $25,822. Sublandlord shall pay its pro-rata share of the Principle Amount based on the denominator being 365 and the nominator being the number of days remaining in the Term from the effective cancellation date to the Expiration Date. As an example, if Sublandlord cancelled the Sublease and 170 days remained until the Expiration date, the nominator would be 170, divided by the denominator of 365 times the Principle Amount ($25,822) for a termination fee of $12,026. Not withstanding the forgoing, Sublandlord shall not be responsible for a termination fee that is greater than the Principle Amount. The termination fee shall be paid upon the effective cancellation date.

      8.    MISCELLANEOUS.

      This Amendment and the agreements referenced herein constitute the entire agreement between Sublandlord and Subtenant with respect to the Subleased Premises and may not be amended or altered except by a written agreement executed by both parties. This Amendment may be signed in counterparts. Transmission of a counterpart by facsimile shall be the same as delivery of an original. A party will confirm his or her signature by re-signing a counterpart at the request of the other party. In the event of any conflict between the terms of this Amendment and the Sublease, this Amendment shall control

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date stated above.

SUBLANDLORD:                              SUBTENANT:

F5 Networks, Inc., a Washington           NeoRx Corporation, Inc., a Washington
corporation                               corporation

By:___________________________________    By:__________________________________
Name:_________________________________    Name:________________________________
Title:________________________________    Title:_______________________________

STATE OF WASHINGTON   )
                      )     ss:
COUNTY OF KING        )

      I certify that I know or have satisfactory evidence that ________________ is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute this instrument and acknowledged it as the ___________________ of F5 Networks, Inc., a a Washington corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

      DATED: __________________, 2001.


                                          _____________________________________
                                          Print Name:__________________________
                                          NOTARY PUBLIC in and for the State of
                                          Washington, residing at _____________
                                          My Appointment expires: _____________

STATE OF WASHINGTON   )
                      )     ss:
COUNTY OF KING        )

      I certify that I know or have satisfactory evidence that ________________ is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute this instrument and acknowledged it as the _________________ of NeoRx Corporation, a Washington corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

      DATED:___________________, 2001.

                                          Print Name: _________________________
                                          NOTARY PUBLIC in and for the State of
                                          Washington, residing at _____________
                                          My Appointment expires: _____________

                                    EXHIBIT A

          OUTLINE OF THE REDUCED SUBLEASED PREMISES AND RECAPTURE SPACE

                    SHADED AREA IS THE REDUCED SUBLEASE SPACE
                     NON-SHADED AREA IS THE RECAPTURE SPACE